Exhibit 10.2

                    SUPPLEMENT TO THE AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                      RECKSON OPERATING PARTNERSHIP, L.P.
                                 ESTABLISHING
                           SERIES B PREFERRED UNITS
                                      OF
                         LIMITED PARTNERSHIP INTEREST


          In accordance with Sections 4.2 and 14.1 B(3) of the Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended on December 6, 1995 and on April 13, 1998 (the "Partnership Agreement"), the Partnership Agreement is hereby supplemented to establish a series of 25,000 preferred units of limited partnership interest of Reckson Operating Partnership, L.P. (the "Company") which shall be designated "Series B Preferred Units" having the rights, preferences, powers, privileges and restrictions, qualifications and limitations granted to or imposed upon the Series B Preferred Units (referred to hereinafter sometimes as the "Designations") as set forth below and which shall be issued onto the parties and in the amounts set forth on Schedule A hereto. The Company may issue the Series C Preferred Units pursuant to the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series C Preferred Units of Limited Partnership Interest of even date herewith ("Series C Preferred Units," and together with the Series B Preferred Units, the "Preferred Units") and, subject to the limitations set forth below, other additional series of Preferred Units whose rights, preferences, powers, privileges and restrictions, qualifications and limitations regarding Distributions (as hereinafter defined) and/or liquidation are either subordinate to, or pari passu with, the Designations of the Series B Preferred Units. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Partnership Agreement.

          1. STATED VALUE. The stated value of the Series B Preferred Units shall be one thousand dollars ($1,000.00) per unit (the "Stated Value").

          2. DISTRIBUTIONS.

          (a) Subject to Section 2(b) below, commencing from the date of initial issuance of Series B Preferred Units (the "Date of Issuance"), distributions (the "Distributions") on each Series B Preferred Unit shall be payable in arrears quarterly, in an amount equal to the greater of: (i) $17.50 (as such amount may be adjusted pursuant to Section 2(c) hereof) or (ii) the quarterly distribution attributable to each Series B Preferred Unit if such unit had been converted into Common Units (as hereinafter defined), pursuant to Section 4 hereof, except that the Preferred Conversion Factor to be utilized for this purpose shall be calculated using a Conversion Price of $25.01 (subject to adjustment as provided in Section 4(iv) hereof) in lieu of the Conversion Price set forth in Section 4(iii), subject to a maximum increase as a result of the provisions of this Section 2(a)(ii) for any one fiscal year of the Company of 5% of the Distributions on the Series B Preferred Units for the immediately preceding fiscal year of the Company. Subsequent to any such fiscal year, any increase that would have been made to the Distribution in such fiscal year, but was not made due to the foregoing 5% limit, shall be made up to an amount that does not exceed a 5% increase over the distribution on the Series B Preferred Units during the immediately preceding fiscal year of the Company. In each fiscal year thereafter, the excess, if any, over the 5% limit applicable to the immediately preceding fiscal year shall cumulate with the respective excesses, if any, over the 5% limit applicable to other fiscal years prior to such immediately preceding fiscal year and shall be carried forward and increase the then current Distribution, but in no event shall any such increase exceed a 5% increase over the Distribution on the Series B Preferred Units for the immediately preceding fiscal year. Notwithstanding anything appearing to the contrary in this Section 2(a), the Distribution to be made on Series B Preferred Units to any holder thereof on the Distribution Payment Date (as defined below) immediately following the Date of Issuance shall be made based upon the number of days during the period preceding that initial Distribution Payment Date that Series B Preferred Units were outstanding. The Distributions shall be declared and payable quarterly in arrears on or about January 31, April 30, July 31 and October 31 of each year, or, if not a business day, the next succeeding business day, commencing July 31, 1998 (a "Distribution Payment Date"). If on any Distribution Payment Date the Company shall not be permitted under Delaware law to pay all or a portion of any such declared Distributions, the Company shall take such action as may be lawfully permitted in order to enable the Company to the extent permitted by Delaware law, lawfully to pay such Distributions. Distributions shall be cumulative from the Date of Issuance, whether or not in any Distribution period such Distribution shall be declared or there shall be funds of the Company legally available for payment of such Distributions. No Distributions shall be declared or paid on any class of Common Units or any other class or series of Preferred Units, other than Distributions declared and paid on the Series A Preferred Units, the Series C Preferred Units and, subject to the limitations set forth in Section 7(b)(ii), any other series of Preferred Units which, by the terms of such series are pari passu with the Series B Preferred Units with respect to payment of distributions and distribution of assets upon liquidation (such Preferred Units hereinafter referred to as "Qualifying Preferred Units"), until all Distributions, if any, due and legally payable on the Series B Preferred Units have been paid to the holders of such units. The record date for the payment of Distributions on the Series B Preferred Units on any Distribution Payment Date shall be the day immediately prior to such Distribution Payment Date.

          (b) Reduction of Distribution Amount Due to Pre-Payment Premiums. Notwithstanding the provisions of Section 2(a), during any period that those certain mortgage loans between Cappelli Associates II and M&T Real Estate, Inc., dated March 27, 1997 (the "M&T Note"), and between Cappelli Associates VI and Huntoon Hastings Capital Corp., dated December 19, 1995 (the "Huntoon Hastings Note," and together with the M&T Note, the "Mortgage Loans"), remain subject to the prepayment premium or prepayment penalty set forth in Exhibit A to Rider A to the M&T Note or Section 1 of the Addendum to the Huntoon Hastings Note (the "Pre-Payment Premiums")), the quarterly Distribution payable on each Series B Preferred Unit shall be reduced to $15.625 (the "Reduced Rate"); provided, however, (i) that the Reduced Rate shall only apply to such Preferred Units, having an aggregate stated value of $44,667,000 or less, as may be designated in writing by Louis R. Cappelli on behalf of the holders of the Preferred Units, and the Reduced Rate shall not be applicable to any other Preferred Units, and (ii) in no event shall the Reduced Rate be applicable, or the provisions of this Section 2(b) be effective, subsequent to April 1, 2007. To the extent Louis R. Cappelli does not make such designation in writing, Distributions with respect to each Series B Unit and Series C Unit shall be reduced equally. If there shall be less than an aggregate of $44,667,000 in stated value of Preferred Units outstanding while any Pre-Payment Premiums remain payable (or while any Pre-Payment Premiums are treated as continuing as provided in this Section 2(b) after having been paid by the Company) the Reduced Rate shall be further reduced so as to result in an annual aggregate reduction in Distributions in respect of Preferred Units of $335,000 per annum (or proportionately lesser amount, as described below, if only one of the Mortgage Loans remains outstanding and subject to a Prepayment Premium) from the annual aggregate distributions that would otherwise have been payable pursuant to Section 2(a) hereof. If the Mortgage Loans mature or may be repaid prior to their maturity without the incurrence of any Pre-Payment Premium, or if the holder of any Preferred Units deposits with the Company in cash an amount equal to the then current Pre-Payment Premium with the Company upon five (5) days notice by such holder to the Company of such holder's intention to deposit such amount, then thereafter the Distribution payable in respect of Preferred Units shall be as provided in
Section 2(a) herein. If the Company repays one or both of the Mortgage Loans and, in connection therewith, incurs a Pre-Payment Premium, the reduced Distribution payable with respect to the Preferred Units provided for in this
Section 2(b) shall continue in effect as if the Mortgage Loans remained outstanding subject to the Pre-Payment Premiums until such time as such repaid Mortgage Loans would have matured (in accordance with their terms as in effect on the date hereof) or could have been repaid without the incurrence of Pre-Payment Premiums, or until such time as a holder of Preferred Units deposits an amount of cash with the Company equal to the PrePayment Premiums that would have existed at the time of such deposit had one or both (as the case may be) of the Mortgage Loans not been repaid by the Company. If one of the Mortgage Loans matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of one of the Mortgage Loans, and the other Mortgage Loan remains outstanding, and subject to a Pre-Payment Premium, the reduction in the Distribution provided for in this Section 2(b) shall be reduced by (x) $145,000 in the event the M&T Note matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premiums or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of such Note or (y) $190,000 in the event the Huntoon Hastings Note matures or may be prepaid prior to maturity without the incurrence of a Pre-Payment Premium or a holder of Preferred Units has deposited with the Company in cash an amount equal to the Pre-Payment Premium in respect of such Note. Any reduction made in accordance with the prior sentence shall be promptly confirmed in a written notice given by the Company to each holder of Series B Preferred Units that are subject to the reduction of distribution amount pursuant to this Section 2(b).

          (c) Adjustment of Distribution Amount due to Changes in Dividends on Common Stock. Commencing two years subsequent to the date hereof, the Distribution set forth in Section 2(a)(i), as such Distribution may be reduced pursuant to Section 2(b), shall be increased or decreased by an amount equal to (i) the Distribution amount immediately prior to such increase or decrease multiplied by (ii) that percentage which is equal to 50% of the percentage increase or decrease, as the case may be, occurring from and after that date which is two years subsequent to the date hereof in the dollar amount of the regular quarterly dividend on in respect of the common stock of RA, par value $0.01 ("RA Common Stock"), subject to a maximum increase as a result of the provisions of this Section 2(c), for any one fiscal year of the Company, of 5% of the Distribution for the Series B Preferred Units for the immediately preceding fiscal year of the Company for any one year period. Subsequent to any such fiscal year, any increase that would have been made to the Distribution in such fiscal year, but was not made due to the foregoing 5% limit, shall be made up to an amount that does not exceed a 5% increase over the Distribution paid on the Series B Preferred Units during the immediately preceding fiscal year of the Company. In each fiscal year thereafter, the excess, if any, over the 5% limit applicable to the immediately preceding fiscal year shall cumulate with the respective excesses, if any, over the 5% limit applicable to any fiscal years prior to such immediately preceding fiscal year and shall be carried forward and increase the then current distribution, but in no event shall any such increase exceed a 5% increase over the Distribution on the Series B Preferred Units for the immediately preceding fiscal year. In no event shall the Distribution be decreased as a result of this Section 2(c) to less than the distribution provided for in
Section 2(a) or, if such Distribution has been reduced pursuant to the terms of Section 2(b), to less than such reduced Distribution.

          (d) For purposes of this Supplement, "Business Day" shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York are authorized or required by law to close.

          3. LIQUIDATION. The Series B Preferred Units shall be preferred as to assets over any class of Common Units and over any other class of preferred units of the Company, other than the Series A Preferred Units, the Series C Preferred Units and any new Qualifying Preferred Units, such that in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Units shall be entitled to have set apart for them, or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of the Common Units or any other series of preferred units or any other capital interest heretofore or hereafter issued, other than Qualifying Preferred Units and any other class or series of preferred units, the authorization, creation and issuance of which shall have been approved by the requisite percentage of outstanding Series B Preferred Units, as provided in Section 7(a)(ii) hereof, an amount in cash equal to the Stated Value per unit plus any "Accrued Distributions" (as defined below) as of such date of payment. "Accrued Distributions" shall mean, as of any date of determination, an amount equal to the amount of Distributions, determined at the rate fixed for the payment of Distributions on the Series B Preferred Units on such date as provided in Section 2 hereof, which would be paid on the Series B Preferred Units for the period of time elapsed from the most recent actual Distribution Payment Date to the date of determination (including any amounts cumulating from prior Distribution periods in accordance with Section 2(a) hereof and any amounts carried forward from prior Distribution periods in accordance with Section 2(c) hereof). If the assets or surplus funds to be distributed to the holders of the Series B Preferred Units are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units and any other Qualifying Preferred Units in proportion to the respective full preferential amounts such holders are otherwise entitled to receive.


4.  CONVERSION OR EXCHANGE OF SERIES B PREFERRED UNITS.

               The holders of Series B Preferred Units shall have the following conversion and exchange rights:

          (i) Right to Convert or Exchange. Each Series B Preferred Unit, at the option of the holder as set forth below, shall be (a) convertible at any time and at the Conversion Price set forth below, into common units of limited partnership interests of the Company ("Common Units") and (b) exchangeable at any time for shares of preferred stock of the General Partner ("RA Preferred Stock") (subject to the Company's right to redeem Series B Preferred Units presented for exchange for RA Preferred Stock for cash as set forth below) or
(c) convertible at any time on or prior to the date which is two years after the date hereof, into units of Series C Preferred Units.

          (ii) Mechanics of Conversion or Exchange. Each holder of Series B Preferred Units who desires to convert the same into Common Units or Series C Preferred Units or to exchange the same for RA Preferred Stock shall provide notice to the Company in the form of the Notice of Conversion or Exchange attached as Schedule B hereto (a "Conversion Notice") via telecopy, hand delivery or other mail or messenger service. The original Conversion Notice and the certificate or certificates representing the Series B Preferred Units for which conversion is elected (the "Original Certificate"), shall be delivered to the Company by nationally recognized courier, duly endorsed. The date upon which a Conversion Notice is initially received by the Company shall be a "Notice Date."

          The Company shall issue and deliver within fourteen (14) Business Days after the Notice Date, to such holder of Series B Preferred Units at the address of the holder on the books of the Company, (i) a certificate or certificates for the number of Common Units, Series C Preferred Units or RA Preferred Stock (as the case may be) to which the holder shall be entitled as set forth herein, and (ii) if the Series B Preferred Units represented by the Original Certificate have been converted only in part, a new certificate evidencing the Series B Preferred Units not subject to the conversion or exchange; provided that the Original Certificate representing the Series B Preferred Units to be converted is received by the transfer agent or the Company within three Business Days after the Notice Date and the person or persons entitled to receive the Common Units, Series C Preferred Units or RA Preferred Stock (as the case may be) issuable upon such conversion or exchange shall be treated for all purposes as the record holder or holders of such shares or units on such date such Original Certificate is received (the "Conversion Date"). If the Original Certificate representing the Series B Preferred Units to be converted or exchanged is not received by the transfer agent or the Company within three Business Days after the Notice Date, the Conversion Notice shall become null and void.

          (iii) Conversion into Common Units. Each Series B Preferred Unit shall be convertible into a number of Common Units or fraction of Common Units (such number or fraction, as the case may be, being referred to hereinafter as the "Preferred Conversion Factor") determined in accordance with the following formula as of the relevant Conversion Date:

                               Redemption Price

         Preferred Conversion Factor =               ----------------------
                                                     Conversion Price

where

         Redemption Price =         For each Series B  Preferred  Unit
                                    for which conversion is elected, such Series B Preferred Unit's Stated Value, plus any Accrued Distributions; and

         Conversion Price =         $32.513.

provided, however, that if the closing price of RA Common Stock (the "Current Price") on the New York Stock Exchange (or, if not then traded on the New York Stock Exchange, on the primary market on which RA Common Stock is then traded, or, if not then traded on a market, then at the average of the closing bid and asked prices in over the counter trading) on the Conversion Date (or if not a trading date, then the next succeeding trading date) is less than or equal to $25.01 (the "Average Price"), then, except as set forth in the immediately following proviso, the Conversion Price shall be equal to the Average Price; and provided, further, that in no event shall the number of Common Units (or fraction thereof) into which a Series B Preferred Unit is convertible as of any Conversion Date be less than that number which, when multiplied by the Current Price as of the Conversion Date, equals 80% of the Redemption Price as of such Conversion Date.

          (iv) Adjustment to Preferred Conversion Factor. The Preferred Conversion Factor (and the Conversion Price) shall be subject to adjustment from time to time hereafter as follows:

               (a) In case the Company shall, at any time or from time to time prior to conversion of all Series B Preferred Units, (A) pay a dividend or make a distribution on the outstanding Common Units, in Common Units, (B) split or subdivide the outstanding Common Units into a larger number of Common Units, (C) effect a reverse unit split or otherwise combine the outstanding Common Units into a smaller number of Common Units or (D) issue by reclassification of the Common Units any units of partnership interest in the Company, then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any Series B Preferred Units thereafter surrendered for conversion shall be entitled to receive the number of Common Units or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Series B Preferred Units been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 4(iv)(a) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of Common Units entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, reclassification, reverse unit split or combination, at the close of business on the day upon which such Company action becomes effective.

               (b) In case the Company shall, at any time or from time to time prior to conversion of all Series B Preferred Units, declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of units or other securities or property or rights or warrants to subscribe for securities of the Company entitling holders thereof to subscribe for or purchase such securities at a price per share less than the fair market value of such securities, by way of dividend or spinoff), on its Common Units, other than (A) regular and customary quarterly distributions of Common Units which are referred to in Section 4(iv)(a) hereof, then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) shall be adjusted so that the holder of each Series B Preferred Unit shall be entitled to receive, upon the conversion thereof, the number of Common Units determined by multiplying (1) the applicable Preferred Conversion Factor on the day immediately prior to the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Deemed Market Price (as hereinafter defined) of a Common Unit on such record date, and the denominator of which shall be such Deemed Market Price per Common Unit less the fair market value (as determined in good faith by the Board of Directors of the General Partner) of such dividend or distribution allocable to one Common Unit. An adjustment made pursuant to this Section 4(iv)(b) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of Common Unit holders entitled to receive such dividend or distribution. For purposes of this Section 4(iv), "Deemed Market Price" shall mean, as of any date, (a) the "daily market value" of a REIT Share, determined in the manner provided in the definition of "Value", as of such date, multiplied by (b) the Conversion Factor (as such term is defined in Article 1 of the Partnership Agreement) in effect as of such date.

               (c) In case the Company shall, at any time or from time to time prior to conversion of all Series B Preferred Units, issue Common Units to then existing Holders of Common Units (or securities convertible into or exchangeable for Common Units, whether or not the rights to convert or exchange such securities are then exercisable) at a price per Common Unit (or having a conversion price per Common Unit, as applicable) less than the Deemed Market Price of a Common Unit, as of the date of issuance of such Common Units or of such convertible securities, as the case may be, then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) shall be adjusted so that the holder of each Series B Preferred Unit shall be entitled to receive, upon conversion thereof, the number of Common Units determined by multiplying (A) the Preferred Conversion Factor on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Units outstanding on such date and (2) the number of additional Common Units issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of (x) the number of Common Units outstanding on such date and (y) the number of Common Units which the aggregate consideration receivable by the Company for the total number of Common Units so issued (or into which the convertible securities may convert) would purchase at the Deemed Market Price of a Common Unit as of such date. Any adjustment made pursuant to this Section 4(iv)(c) shall be made and become effective on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this Section 4(iv)(c):

               (I) if the Company shall issue Common Units for consideration other than cash, the price per Common Unit at which such Common Units are issued shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of the General Partner) of the portion of such non-cash consideration allocable to one Common Unit; and

               (II) the aggregate consideration receivable by the Company in connection with the issuance of Common Units or of securities convertible into Common Units shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into Common Units.

               (d) In case the Company shall, at any time or from time to time prior to conversion of all Series B Preferred Units, make a tender offer or exchange offer for Common Units at a price per Common Unit greater than the Deemed Market Price of a Common Unit as of the date of such repurchase (the number of Common Units so repurchased, multiplied by the amount by which such price per Common Unit exceeds the Deemed Market Price of a Common Unit as of such date, being referred to in this Section 4(iv)(d) as the "Excess Amount"), then, and in each such case, the Preferred Conversion Factor (and the Conversion Price) shall be adjusted, in accordance with the applicable provisions of Sections 4(iv)(a) and 4(iv)(b) above, as if, in lieu of such repurchase, the Company had (x) made a distribution of property having a fair market value(as determined in good faith by the Board of Directors of the General Partner) equal to the Excess Amount, with such distribution made to holders of Common Units (including holders of Common Units so repurchased) on the date of such repurchase, and (y) effected a reverse split of the Common Units in the proportion required to reduce the number of Common Units outstanding by the number of Common Units repurchased by the Company in such repurchase.

               (e) For purposes of this Section 4(iv), the number of Common Units at any time outstanding shall not include any Common Units then owned or held by or for the account of the Company.

               (f) In case of any capital reorganization, recapitalization or reclassification of outstanding Common Units (other than a recapitalization or reclassification covered by Section 4(iv)(a) hereof), or in case of any consolidation or merger of the Company with or into another entity, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a "Transaction"), each Series B Preferred Unit then outstanding shall thereafter be convertible into, in lieu of the Common Units issuable upon such conversion prior to consummation of such Transaction, the kind and amount of units of partnership interest and other securities and property (including cash) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series B Preferred Unit was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Units in any tender or exchange offer that is a step in such Transactions). In any such case, if necessary, appropriate adjustment (as reasonably determined by the Board of Directors of the General Partner) shall be made in the application of the provisions set forth in this Section 4 with respect to rights and interests thereafter of the holders of Series B Preferred Units, to the end that the provisions set forth herein for the protection of the conversion rights of the Series B Preferred Units shall thereafter be applicable, as nearly as possible, to any such other units and other securities and property deliverable upon conversion of the Series B Preferred Units remaining outstanding (with such adjustments in the conversion price and number of units issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors of the General Partner shall reasonably determine to be appropriate). In case securities or property other than Common Units shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 4(iv)(f) shall be deemed to apply, so far as appropriate and as nearly as possible, to such other securities or property.

               (g) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, the entity which will be the surviving entity as a result of such Transaction (the "Surviving Entity") shall assume, by written instrument mailed to each holder of Series B Preferred Units, the obligation to deliver to such holder all cash, Surviving Entity common units or other securities to which, in accordance with the foregoing provisions, such holder is entitled.

               (f) If any adjustment under this Section 4(iv) would create a fractional Common Unit or a right to acquire a fractional Common Unit, such fractional Common Units shall be issued by the Company.

          (v) Exchange for RA Preferred Stock. Each Series B Preferred Unit shall be exchangeable, at the option of the holder of such Series B Preferred Unit, for shares of RA Preferred Stock with a stated value equal to the stated value of the Series B Preferred Units and otherwise with the same terms as the Series B Preferred Units other than the conversion and exchange rights provided for in this Section 4, provided that the Company may, in respect of any Conversion Notice regarding such an exchange, elect to redeem all of the Series B Preferred Units that are the subject of such Conversion Notice for cash in an amount equal to the stated value of such Series B Preferred Units plus any accrued distributions thereon.

          (vi) Conversion into Series C Preferred Units. At any time prior to the date which is two years from the date hereof, each Series B Preferred Unit shall be exchangeable for a Series C Preferred Unit with an identical stated value.

          (vii) Reservation of Units/Preferred Stock Issuable Upon Conversion or Exchange. The Company shall at all times reserve and keep available out of its authorized but unissued Common Units and Series C Preferred Units, and RA shall at all times reserve and keep available out of its authorized but unissued shares of RA Preferred Stock, solely for the purpose of effecting the conversion or exchange of the Series B Preferred Units, such number of units or shares as shall from time to time be sufficient to effect the conversion or exchange of all then outstanding Series B Preferred Units; and if at any time the number of authorized but unissued Common Units, Series C Preferred Units or RA Preferred Stock shall not be sufficient to effect the conversion or exchange of all then outstanding Series B Preferred Units, the Company and/or RA (as the case may be) will take such action as may be necessary to increase its authorized but unissued Common Units, Series C Preferred Units and/or RA Preferred Stock to such number of units or shares as shall be sufficient for such purpose.

          (viii) No Impairment. The Company will not, by amendment of the Partnership Agreement or this Supplement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, and will at all times in good faith assist in the carrying out of all of the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series B Preferred Units hereunder against impairment. Without limiting the generality of the foregoing, if any event occurs as to which the foregoing provisions of this Section are not strictly applicable or,if strictly applicable, would not, in the good faith judgment of the Board of Directors of the General Partner, fairly protect the conversion rights of the Series B Preferred Units in accordance with the essential intent and principles of such provisions, the Company shall make such adjustments in the application of such provision, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors of the General Partner, to protect such conversion rights as aforesaid.

          5. STATUS OF CONVERTED UNITS. In the event any Series B Preferred Units shall be converted or exchanged as contemplated by this Supplement, the units so converted or exchanged shall be canceled, and shall not be issuable by the Company as Series B Preferred Units.

          6. DISTRIBUTIONS ON CONVERTED OR EXCHANGED UNITS. The initial distribution to be made with respect to Common Units, Series C Preferred Units or RA Preferred Stock received pursuant to the conversion or exchange of Series B Preferred Units shall be prorated based upon the number of days during the quarter that such Common Units, Series C Preferred Units or shares of RA Preferred Stock were outstanding.

          7. VOTING RIGHTS. (a) Except as otherwise specifically provided by the Revised Uniform Limited Partnership Act of the State of Delaware or as otherwise provided herein, the holders of Series B Preferred Units shall be entitled to vote on any matters required or permitted to be submitted to the holders of Common Units for their approval, and such holders of Series B Preferred Units, holders of Series C Preferred Units and holders of Common Units shall vote as a single class, with the holders of Series B Preferred Units having a number of votes equal to the number of Series B Preferred Units then outstanding, multiplied by the Preferred Conversion Ratio in effect as of the date of such vote.

          (b) In addition to, and not in limitation of, the provisions of
Section 7(a) above (and notwithstanding anything appearing to the contrary in the Partnership Agreement), the Company shall not, without the affirmative consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Series B Preferred Units:

               (i) increase or decrease (other than by conversion) the total number of authorized units of Series B Preferred Units;

               (ii) in any manner authorize, create or issue any additional preferred units or any class or series of capital interests, in either case
(A) ranking, either as to payment of distributions or distribution of assets, prior to the Series B Preferred Units or (B) which in any manner adversely affects the holders of Series B Preferred Units;

               (iii) in any manner alter, change, modify, amend or supplement the designations or the powers, preferences or rights (including, without limitation, conversion rights), or the qualifications, limitations or restrictions of the Series B Preferred Units or, any other terms or provisions of this Supplement or otherwise take any action in contravention of the rights of the holders of Series B Preferred Units as set forth in this Supplement;

               (iv) reclassify the Common Units or any other units of any class or series of capital interests hereafter created junior to the Series B Preferred Units into units or other interests of any class or series of capital interests (A) ranking, either as to payment of distributions or distribution of assets prior to the Series B Preferred Units, or (B) which in any manner adversely affects the holders of Series B Preferred Units; or

               (v) reclassify the Series A Preferred Units or any other Qualifying Preferred Units now existing or hereafter created into units or other interests of any class or series of capital interests (A) ranking, either as to payment of distributions or distribution of assets prior, to the Series B Preferred Units, or (B) which in any manner adversely affects the holders of the Series B Preferred Units.

          8. NOTICE OF CERTAIN EVENTS. If at any time, to the extent permitted hereunder, the Company and/or RA proposes:

               (a) to pay any distribution or dividend payable in securities (of any class or classes) or any obligations, stock or units convertible into or exchangeable for Common Units, Series C Preferred Units or RA Common Stock upon either of their capital securities, including, without limitation, (i) Common Units, Series C Preferred Units or Common Stock or (ii) a cash distribution other than its customary quarterly cash distribution (collectively, an "Extraordinary Distribution");

               (b) to grant to the holders of its Common Units, Series C Preferred Units or Common Stock generally any rights or warrants (excluding any warrants or other rights granted to any employee, director, officer, contractor or consultant of the Company or RA pursuant to any plan approved by the general partner of the Company or the Board of Directors of the General Partner) (a "Rights Distribution");

               (c) to effect any capital reorganization or reclassification of capital securities of the Company or the General Partner;

               (d) to consolidate with, or merge into, any other company or to transfer its property as an entirety or substantially as an entirety; or

               (e) to take any other action, or to consummate any other transaction, which could result in an adjustment of the Preferred Conversion Factor (and the Conversion Price) pursuant to Section 4(iv) hereof; or

               (f) to effect the liquidation, dissolution or winding up of the Company or the General Partner,

then, in any one or more of the foregoing cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the holders of Series B Preferred Units at the address of such holders as shown on the record books of the Company, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or of a record date fixed for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days' prior written notice of the date when the same shall take place, and (iii) in the case of any other action or transaction that could result in an adjustment of the Preferred Conversion Ratio (or the Conversion Price), at least 30 days' prior written notice of the date when such adjustment shall first become effective. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of any class of capital securities shall be entitled thereto.

          9. RANK AND LIMITATIONS OF PREFERRED UNITS. All Series B Preferred Units shall rank equally with each other unit of Series B Preferred Units and shall be identical in all respects.

          10. PARTNERSHIP AGREEMENT. (i) The term "transfer" as used in
Article 11 of the Partnership Agreement shall not include (a) any conversion of Series B Preferred Units into Common Units, (b) any exchange of Series B Preferred Units for shares of RA Preferred Stock or (c) any conversion of Series B Preferred Units into Series C Preferred Units.

                    (ii) For purposes of Article 11 of the Partnership Agreement, the General Partner (and any successor general partner under the Partnership Agreement) shall hereby be deemed to have consented to the pledge of Series B Preferred Units by Louis A. Cappelli (or any related party) and to any related subsequent transfer of Series B Preferred Units to the pledgee of such Units in connection with a foreclosure on such Units or an assignment-in-lieu of foreclosure on such pledge.

          11. COVENANT OF THE COMPANY AND RA. So long as any Series B Preferred Units are outstanding, the Company and the General Partner agree to
(i) (a) maintain the one-to-one equivalence of a share of Common Stock and a Common Unit or (b) maintain the provisions set forth in the Partnership Agreement as of the date hereof regarding adjustments to the Conversion Factor (as such term is defined in the Partnership Agreement) and (ii) not issue any capital stock or other capital interest which would cause any capital interest in the Partnership to be senior to the Series B Preferred Units in respect of payment of distributions or distribution of assets, except as set forth in
Section 7(b)(ii) herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplement to the Partnership Agreement as of the 20th day of April, 1998.


                                        GENERAL PARTNER:
                                        RECKSON ASSOCIATES REALTY CORP.

                                        By:  /s/ Scott H. Rechler
                                           ------------------------------------
                                           Name:
                                           Title:

                                        EXISTING LIMITED PARTNERS

                                        By:  Reckson Associates Realty Corp.
                                             as Attorney-in-Fact for the
                                             Limited Partners

                                             By:  /s/ Scott H. Rechler
                                                -------------------------------
                                                Name:


                                        SERIES B PREFERRED UNIT HOLDERS
                                        -------------------------------


                                        /s/ Louis R. Cappelli
                                        -----------------------------
                                        Louis R. Cappelli


                                        /s/ Luca A. Cappelli
                                        -----------------------------
                                        Luca A. Cappelli


                                        /s/ Barbara Cappelli
                                        ------------------------------
                                        Barbara Cappelli


                                        /s/ Gina Cappelli
                                        ------------------------------
                                        Gina Cappelli


                                        /s/ Susan Cappelli
                                        ------------------------------
                                        Susan Cappelli


                                        /s/ Michael Cappelli
                                        ------------------------------
                                        Michael Cappelli


                                        /s/ Constance Cappelli
                                        ------------------------------
                                        Constance Cappelli


                                                                    Schedule A


Name and Address                            Number of units (stated value $1,000) of Series B Preferred Units
----------------                            -----------------------------------------------------------------


Luca A. Cappelli                                                 3,080.948
[address]

Louis R. Cappelli                                                3,080.947

Barbara Cappelli                                                 3,767.621

Constance Cappelli                                               3,767.621

Susan Cappelli                                                   3,767.621

Michael Cappelli                                                 3,767.621

Gina Cappelli                                                    3,767.621
                                                                ----------

Total                                                           25,000
                                                                ======



                                                                    Schedule B


                       Notice of Conversion or Exchange


     The undersigned holder of Series B Preferred Units hereby irrevocably requests Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Partnership") to (check one):

     _
    |_|  convert into Series C Preferred Units of the Partnership;

     _
    |_| convert into common units of limited partnership interest of the Partnership; or

     _
    |_| exchange for shares of Preferred Stock of Reckson Associates Realty Corp.("RA")

________ Series B Preferred Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership and the Supplement thereto establishing the Series B Preferred Units; and the undersigned irrevocably (i) surrenders such units and all right, title and interest therein; and (ii) directs that the Series C Preferred Units of the Partnership/the common units of the Partnership/preferred stock of RA or, in lieu thereof in respect of an exchange for Shares of Preferred Stock of RA, cash, deliverable in accordance with this Notice be delivered to the address specified below, and in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has good and unencumbered title to the Series B Preferred Units that are the subject of this Notice, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to request the conversion or exchange requested herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such conversion or exchange of units.

Dated:  ____________


                                   Name:_____________________________________
                                                 (Please Print)


                                        _____________________________________
                                                  (Signature)


                                        _____________________________________
                                               (Street Address)


                                        _____________________________________
                                            (City)      (State)(Zip Code)




If applicable, units/preferred stock is to be issued to:


Name: ____________________

Please indicate social security number: